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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
  of THE GILLETTE COMPANY:

     We consent to incorporation by reference in the following registration statements of The Gillette Company (1) No. 33-9495 on Form S-8, (2) No. 2-93230 on Form S-8, (3) Nos. 33-56218 and 33-27916 on Form S-8 which incorporate by reference therein registration statements on Form S-8 Nos. 2-90276, 2-63951 and 1-50710 and No. 2-41016 on Form S-7, (4) No. 33-54974 on Form S-3, (5) No.
33-50303 on Form S-3, and (6) No. 33-52465 on Form S-8, of our report dated January 27, 1994, relating to the consolidated balance sheet of The Gillette Company and subsidiary companies as of December 31, 1993 and 1992, and the related consolidated statements of income and earnings reinvested in the business, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear or are incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of The Gillette Company.

                                            KPMG PEAT MARWICK

Boston, Massachusetts
March 22, 1994

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